Calculation of Filing Fee Tables
S-3
Lionsgate Studios Corp.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Shares, no par value per share	Other	157,869	$ 10.69	$ 1,687,619.61	0.0001381	$ 233.06
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,687,619.61		$ 233.06
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 233.06
Offering Note
[1]	(1) This registration statement covers common shares, no par value per share, of Lionsgate Studios Corp. ("New Lionsgate" and such common shares, "New Lionsgate new common shares") that may be acquired upon exercise of options ("stock options") or stock appreciation rights ("SARs") to acquire common shares of New Lionsgate that are held by former employees of Lions Gate Entertainment Corp. ("Lionsgate" or "LGEC") and its subsidiaries (including New Lionsgate), who are not current employees or consultants of New Lionsgate or Starz Entertainment Corp., and any such individuals' donees, pledgees, permitted transferees, assignees, successors and others who come to hold any such equity award. The stock option and SARs are outstanding under the Lionsgate Studios Corp. 2025 Performance Incentive Plan and were converted from stock options to purchase Class A voting shares and Class B non-voting shares ("LGEC common shares") and stock appreciation rights to acquire LGEC common shares in connection with the separation of the businesses of Lionsgate Studios Corp., a British Columbia corporation, which encompasses the motion picture and television studio operations, from the other businesses of Lionsgate, including the STARZ-branded premium subscription platforms. Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions. (2) Estimated solely for the purpose of calculating the registration fee required by Section 6(b) of the Securities Act and calculated in accordance with Rule 457(c) of the Securities Act. The proposed maximum price per share and the maximum aggregate offering price are based upon (x) the weighted-average exercise price of $10.69 per New Lionsgate new common share and (y) the total number of New Lionsgate new common shares registered hereunder (157,869).

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date